UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(203) 276-8100

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2016, Eagle Bulk Shipping Inc. (the “Company,” “Eagle Bulk,” “we,” “our” or similar terms), a Republic of the Marshall Islands corporation, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to issue to the Investors in a private placement (the “Private Placement”) approximately 22.2 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial purchase price of $4.50 per share, for aggregate gross proceeds of $100.0 million. The Company plans to use the proceeds from the Private Placement for the acquisition of dry bulk tonnage and general corporate purposes.

The closing of the Private Placement and the issuance of the shares of Common Stock is subject to customary closing conditions, as well as Company shareholder approval in compliance with The NASDAQ Stock Market LLC (“NASDAQ”) Listing Rule 5635(d) and NASDAQ Listing Rule 5635(c) (the “NASDAQ Approvals”). The Company will file a preliminary proxy statement (the “Preliminary Proxy Statement”) followed by a definitive proxy statement (the “Definitive Proxy Statement” and together with the Preliminary Proxy Statement, the “Proxy Statements”) with the Securities and Exchange Commission (the “SEC”) containing the NASDAQ Approvals to be voted on by the Company’s shareholders at a special meeting (the “Special Meeting”) expected to be held early in 2017. Each Investor severally agreed with the Company in the Purchase Agreement to vote all shares of the Common Stock held by such Investors (and eligible to be voted) in favor of the NASDAQ Approvals.

Paul Leand, Jr., the Chairman of the Board of Directors of Eagle Bulk, Gary Vogel, the Company’s Chief Executive Officer and a director, Frank De Costanzo, the Chief Financial Officer and Secretary of Eagle Bulk, and Michael Mitchell, the General Counsel of the Company, and two additional Company employees, are among the Investors to be issued Common Shares pursuant to the Private Placement. Other Investors include, among others, certain current shareholders of the Company.

The Common Stock to be issued to the Investors pursuant to the Private Placement will represent approximately 32% of the Company’s outstanding Common Stock after such issuance, and will have the effect of diluting the Company’s existing shareholders that are not Investors in the Private Placement as well as any Investors in the Private Placement that did not agree to purchase a proportionate number of shares of Common Stock in the Private Placement relative to their current holdings of Common Stock.

In connection with the Purchase Agreement, the Company and Fearnley Securities Inc., the placement agent for the Private Placement and a representative of the Investors, will enter into an escrow agreement with an escrow agent (the “Escrow Agent”). On or prior to 4:00 p.m. New York City time on December 14, 2016, each Investor will fund its respective purchase price for the Common Stock with the Escrow Agent, and the funds will be released to the Company and the Company will issue the shares of Common Stock in the Private Placement after the fulfillment of all of the closing conditions. The closing of the Private Placement must occur no later than 10 business days following the Special Meeting.

The Purchase Agreement also contains representations and warranties and other provisions customary for transactions of this nature.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock will be issued pursuant to the private placement exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act. Each of the Investors represented that they are an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Common Stock issued in the Private Placement will be restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

ADDITIONAL INFORMATION

The Common Stock has not been registered under the Securities Act and may not be sold in the United States absent an applicable exemption from registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Definitive Proxy Statement will be distributed to the Company’s shareholders prior to the Special Meeting. Investors and shareholders are urged to read the Definitive Proxy Statement, together with all other relevant documents, when it becomes available because they will contain important information about the matters before the shareholders at the Special Meeting, including the issuance of shares of Common Stock being sold in the Private Placement described herein. Investors and shareholders are able to obtain the documents (once available) free of charge at the SEC’s website (www.sec.gov) or for free from the Company by contacting Frank De Costanzo, Chief Financial Officer and Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, telephone (203) 276-8100.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders at the Special Meeting or any adjournment or postponement thereof. Information about the Company’s directors and executive officers is contained in its definitive proxy statement on Schedule 14A filed with the SEC on November 4, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02, regarding Messrs. Vogel and De Costanzo being Investors in the Private Placement. The Common Stock is listed on the NASDAQ Global Select Market and, as such, we are subject to the NASDAQ Stock Market Rules. Under the stock exchange’s interpretations of NASDAQ Listing Rule 5635(c), such issuance of the Common Stock in the Private Placement at a price less than the market value of the stock is considered a form of “equity compensation.” In the Private Placement, Messrs. Vogel and De Costanzo purchased 20,000 and 6,667 shares of Common Stock, respectively, for a total price of $36,200 and $12,067, respectively, below the closing market price on December 8, 2016.

Item 7.01	Regulation FD Disclosure.

On December 13, 2016, Eagle Bulk issued a press release announcing the entry into the Common Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the use of proceeds from the Private Placement, the timing of the filing of the Proxy Statements, the timing of events related to the Private Placement, the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.

The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels’ estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of legal proceedings in which we are involved; and (xi) and other factors listed from time to time in our filings with the SEC.

We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of December 13, 2016, by and among Eagle Bulk Shipping Inc. and the Investors party thereto
99.1	Press Release issued by Eagle Bulk Shipping Inc. on December 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: December 13, 2016	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of December 13, 2016, by and among Eagle Bulk Shipping Inc. and the Investors party thereto
99.1	Press Release issued by Eagle Bulk Shipping Inc. on December 13, 2016